Exhibit 21

                         TRANSFINANCIAL HOLDINGS, INC.
                            LISTING OF SUBSIDIARIES


Subsidiaries of TransFinancial Holdings, Inc.   State of Incorporation



TFH Logistics & Transportation Services, Inc.   Kansas

   Subsidiaries of TFH Logistics & Transportation Services, Inc.


   Crouse Cartage Company                       Iowa

   Specialized Transport, Inc.                  Kansas

   Phoenix Computer Services, Inc.              Kansas

   Custom Client Services, Inc.                 North Carolina

   Transport Brokerage, Inc.                    North Carolina

American Freight System, Inc.
 (d/b/a AFS, Inc.)                              Delaware

Agency Premium Resource, Inc.                   Kansas

TFH Properties, Inc.                            Kansas

Universal Premium Acceptance Corporation        Missouri
   Subsidiaries of Universal Premium Acceptance Corporation


   APR Funding Corporation                      Delaware

   Oxford Premium Finance, Inc.                 Illinois

UPAC of California, Inc.                        California

TransFinancial Acceptance, Inc.                 Kansas

Presis, L.L.C.                                  Kansas




(All companies do business under same name unless otherwise indicated).